UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2025

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on May 30, 2025 (the “Original 8-K”), on May 27, 2025, ENDRA Life Sciences Inc. (the “Company”) received a notification letter from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1) (the “Rule”).

As noted in the Original 8-K, the Company had until July 11, 2025 to provide Nasdaq with a specific plan to achieve and sustain compliance. The Company submitted its plan to regain compliance on July 11, 2025 and subsequently provided the Staff with additional materials. On October 31, 2025, the Company received written notice that, based on review of the compliance plan and additional materials, the Staff had granted the Company an extension to November 24, 2025 to regain compliance with the Rule. The Company is filing this Current Report on Form 8-K (this “Report”) to provide an update to its compliance with the Rule.

On October 15, 2025, the Company closed a private placement offering (the “Offering”) of an aggregate of 744,340 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), or prefunded warrants in lieu thereof, and warrants to purchase an aggregate of up to 1,488,680 shares of Common Stock at a per share exercise price of $6.32 (or $6.81 in respect of warrants purchased by a member of the Company’s board of directors), for gross proceeds of approximately $4.9 million. On October 23, 2025, the Company announced that it had launched its digital asset treasury strategy by the purchase of 78,863.1 HYPE tokens.

Additionally, on October 29, 2025, the Company entered into an At-The-Market Issuance Sales Agreement with Lucid Capital Markets, LLC, as sales agent (“Lucid”), pursuant to which the Company may offer and sell, from time to time through Lucid, shares of Common Stock for aggregate gross proceeds of up to $1,750,000.

As a result of the Offering, as of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing as set forth in the Rule.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Forward-Looking Statements

All statements in this Current Report on Form 8-K that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” “anticipate,” “attempt,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “hope,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “will,” “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: expectations regarding our DAT strategy and ability to execute such strategy successfully; our limited commercial and DAT experience, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations or DAT strategy in the future; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; regulatory developments related to crypto assets and crypto asset markets; a determination that we are an investment company under the Investment Company Act of 1940; any changes in the accounting treatment of cryptocurrency holdings; our ability to maintain compliance with Nasdaq’s requirement to have a minimum of $2,500,000 in stockholders’ equity for continued listing as set forth in Nasdaq Listing Rule 5550(b)(1); and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this Current Report on Form 8-K speak only as of the date of filing, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
November 14, 2025
	By:	/s/ Alexander Tokman
	Name:	Alexander Tokman
	Title:	Chief Executive Officer and Chairman

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